  IVAN TORREALBA ACEVEDO

         NOTARIO PUBLICO

HUERFANOS 979 OF. 501 - SANTIAGO

REPERTORIO Nº 6466.07

REDUCCION A ESCRITURA PUBLICA

PODER ESPECIAL

INVERSIONES AGUAS METROPOLITANAS S.A.

En Santiago, República de Chile, a cinco de Julio de dos mil siete, ante mí, IVÁN TORREALBA ACEVEDO, chileno, casado, abogado, cédula nacional de identidad número tres millones cuatrocientos diecisiete mil novecientos noventa guión cinco, Notario Público Titular de la Trigésima Tercera Notaría de Santiago, con oficio en calle Huérfanos número novecientos setenta y nueve, oficina quinientos uno de la Comuna de Santiago, comparece: doña MARTA COLET GONZALO, española, casada, economista, cedula de identidad para extranjeros número veintidós millones trescientos noventa mil ciento diecisiete guión cuatro, domiciliada en Avenida Presidente Balmaceda mil trescientos noventa y ocho, Santiago, mayor de edad, a quien conozco y expone: que, debidamente facultada al efecto, viene en reducir a escritura pública las partes pertinentes del acta de la sesión de directorio numero cinco / dos mil siete de Inversiones Aguas Metropolitanas S.A., celebrada el día veintinueve de Mayo de dos mil siete, cuyo tenor es el siguiente: ACTA DE LA SESIÓN DE DIRECTORIO NÚMERO CINCO / DOS MIL SIETE INVERSIONES AGUAS METROPOLITANAS S.A. En Santiago, a veintinueve de mayo de dos mil siete, siendo las doce : treinta horas, en Avenida Presidente Balmaceda número mil trescientos noventa y ocho, se reunió el Directorio de Inversiones Aguas Metropolitanas S.A.. Asisten los directores titulares señores Joaquín Villarino, Herman Chadwick, Mario Marcel, Jaime Ravinet, Juan Antonio Guijarro, y los directores suplentes señores Josep Bagué, Pedro Buttazzoni, Albert Martínez, Xavier Amorós, Rodrigo Castro, Ignacio Guerrero y Juan Toro. Se encuentra presente también la señora Gerente General doña Marta Colet. Excusaron su asistencia los directores señores Angel Simón y Jean Louis Chaussade. Presidió la sesión don Joaquín Villarino y actuó como secretario el señor Sebastián Oddo.  4. VARIOS. OTORGAMIENTO Y REVOCACIÓN DE PODERES I.- Otorgamiento de poderes para documentación de Level I. Toma la palabra el Gerente General quien informó a la Mesa que con fecha cinco de Diciembre de dos mil seis la Compañía presentó, por medio del estudio de abogados de Nueva York, Simpson Thacher & Bartlett (“STB”), ante la Securities and Exchange Commission de los Estados Unidos de América (“SEC”) una solicitud de excepción de registro de sus ADRs de acuerdo a lo establecido en la Regla doce g tres – dos (b) bajo la “Securities Exchange Act” del año mil novecientos treinta y cuatro (“mil novecientos treinta y cuatro Act”). Según esta regla, mientras la Compañía mantenga dicha excepción no estará sujeta a las obligaciones completas de reporte del mil novecientos treinta y cuatro Act ni a las obligaciones del Sarbanes – Oxley Act de dos mil dos, siempre y cuando la Compañía no decida (i) cotizar sus acciones en una bolsa estadounidense o (ii) colocar sus acciones al público en los Estados Unidos de América. Con fecha dieciocho de Diciembre de dos mil seis la SEC envió una comunicación a STB informando su decisión favorable a la solicitud antedicha, bajo el número de registro tres cinco cero cuatro seis. En conformidad a la reglamentación respectiva y en orden a mantener la excepción indicada, la Compañía debe enviar periódicamente a la SEC, debidamente traducida al idioma inglés o, en ciertos casos, elaborando un resumen ejecutivo de la misma en dicha idioma, toda la información requerida por la Regla doce g tres – dos (b), la cual consiste en aquella que la Compañía haya comunicado a las Bolsas de Valores en que se transan sus acciones, aquella puesta en conocimiento de sus accionistas o aquella comunicada al público en general. Asimismo, la Compañía debe mantener permanentemente actualizada la lista con los requerimientos u obligaciones de información que la ley chilena le exige. En caso que la Compañía  no cumpla los requerimientos de reporte de información periódica a la SEC conforme a lo dispuesto en la Regla doce g tres – dos (b), quedará sujeta a todas las obligaciones de reporte de información periódica que establece al efecto la mil novecientos treinta y cuatro Act, en el evento que el número de tenedores de sus ADRs en los Estados Unidos de América exceda de trescientos en cualquier momento. Asimismo, señaló el Gerente General que la Compañía desea elevar la categoría de sus ADRs emitidos conforme a la Regulation S de la “Securities Act” del año mil novecientos treinta y tres al denominado Nivel Uno de ADRs, que implica la posibilidad de que éstos sean transados libremente por inversionistas en los denominados “over-the-counter markets”, lo que implicaría un notorio aumento en la liquidez de estos títulos. Para lograr esto, la Compañía, en conjunto con el Banco Depositario (Bank of New York) (“BONY”) debe presentar ante la SEC un Formulario ad hoc denominado “F-seis”. Este formulario no implica el registro definitivo de las acciones representadas por ADRs de la Compañía ni tampoco impone una obligación de registro para ésta en el futuro, siempre que mantenga su exención de registro bajo la Regla doce g tres – dos (b) antes citada. El Formulario F-seis se limita a adjuntar el nuevo acuerdo con BONY materializado en una enmienda al Regulation S Deposit Agreement celebrado por las partes y los dueños o potenciales dueños de los ADRs con fecha veintitrés de Noviembre de dos mil cinco, cuyo nuevo texto se denominará “Amended and Restated Deposit Agreement” y el texto del certificado de ADR del Programa Nivel I contenido en su Exhibit A. Este Formulario F-seis, para presentarse ante la SEC requiere las firmas de los Directores y los ejecutivos principales de la Compañía o, en su reemplazo, dichos personeros pueden otorgar un poder especial a un apoderado de la Compañía para que firme el Formulario F-seis en su nombre y representación, siempre y cuando (i) se registre ante la SEC una copia firmada del poder especial; (ii) se registre ante la SEC una copia certificada del acuerdo del Directorio de la Compañía en que conste el otorgamiento del poder especial; (iii) el poder especial confiera facultades específicas al apoderado para suscribir el Formulario F-6 y cualquier enmienda del mismo que se requiera a futuro, y (iv) en la introducción del Formulario F-6 se haga referencia al poder especial otorgado al apoderado de la Compañía para que éste lo suscriba en su nombre y representación. A continuación, el Presidente hizo ver a los Directores la necesidad de otorgar un poder especial a un apoderado de la Compañía para que suscriba a nombre de ésta todos y cada uno de los documentos necesarios que deben ser presentados ante la SEC para la obtención del Programa de ADRs Nivel I, los cuales consisten en la enmienda al Deposit Agreement de fecha veintitrés de Noviembre de dos mil cinco materializada en un nuevo contrato denominado “Amended and Restated Deposit Agreement” y el citado Formulario F-seis. El poder especial que debe otorgarse al apoderado de la Compañía, debe incluir específicamente la facultad de acordar y suscribir futuras enmiendas al Formulario F-6 y al Deposit Agreement en la medida que éstas sean necesarias y/o requeridas por la SEC o por el Banco Depositario. El Directorio, por unanimidad, acordó otorgar al Gerente General de la Compañía, doña Marta Colet Gonzalo, y al Vicepresidente señor Joaquín Villarino Herrera, el poder especial descrito por el señor Presidente en el párrafo precedente para que cualquiera de ellos, conjunta o separadamente, suscriban y otorguen la enmienda al Deposit Agreement de fecha veintitrés de Noviembre de dos mil cinco y el Formulario F-seis, incluyendo la facultad de acordar futuras enmiendas a dichos documentos en la medida que éstas sean necesarias y/o requeridas por la SEC o por el Banco Depositario. 5.- REDUCCIÓN A ESCRITURA PÚBLICA. El Directorio, por unanimidad, acordó facultar al Gerente General de la Compañía, doña Marta Colet Gonzalo, y al Vicepresidente señor Joaquín Villarino Herrera, para que, actuando conjunta o separadamente cualquiera de ellos, en cualquier tiempo, reduzcan a escritura pública todo o parte del acta que se levante de la presente sesión de Directorio y para que la inserten, también en todo o en parte, en otras escrituras públicas. No habiendo otros asuntos que tratar, se levantó la asamblea siendo las catorce horas con quince minutos.- Hay firma de los señores, Joaquín Villarino, Presidente, Herman Chadwick, Director Titular, Mario Marcel, Director Titular, Jaime Ravinet, Director Titular, Juan Antonio Guijarro, Director Titular, Josep Bagué, Director Suplente, Pedro Buttazzoni, Director Suplente, Albert Martínez, Director Suplente, Xavier Amorós, Director Suplente, Rodrigo Castro, Director Suplente, Ignacio Guerrero, Director Suplente, Juan Toro, Director Suplente, Marta Colet, Gerente General. Los abajo firmantes certifican que los señores Juan Antonio Guijarro, Xavier Amorós, Josep Bagué y Albert Martínez a pesar de no encontrarse físicamente presentes, asistieron y participaron simultánea y permanentemente en la sesión mediante video conferencia, y que el señor Mario Marcel lo hizo a través de conexión telefónica. Santiago veintinueve de mayo de dos mil siete. Joaquín Villarino Presidente Sebastián Oddo Secretario”.- Conforme a su original que rola en el Libro de Actas pertinente que he tenido a la vista. En comprobante y previa lectura firma el compareciente. Se da copia. Doy Fe.

/s/ Marta Colet Gonzalo

Marta Colet Gonzalo

C.I.E. 22.390.117-4

  IVAN TORREALBA ACEVEDO

         NOTARIO PUBLICO

HUERFANOS 979 OF. 501 - SANTIAGO

SERIES NO. 6466-2007

PUBLIC DEED

SPECIAL POWER OF ATTORNEY

INVERSIONES AGUAS METROPOLITANAS S.A.

In Santiago, Republic of Chile, on July 5, 2007, before me, IVÁN TORREALBA ACEVEDO, Chilean, married, lawyer, identity card No.3.417.990-5, public notary of Santiago’s thirty-third notary office located at Huérfanos street No.979, office 501, Santiago, appears: Ms. Marta Colet Gonzalo, Spanish, married, economist, foreign-resident identity card No.22.390.117-4, adult, whom I know, and states: that duly authorized for the purpose, she comes to record in public deed the pertinent parts of the board meeting No.5/2007 of Inversiones Aguas Metropolitanas S.A. held on May 29, 2007, whose text is the following: “MINUTES OF MEETING NO.5/2007 OF THE BOARD OF DIRECTORS OF INVERSIONES AGUAS METROPOLITANAS S.A. In Santiago, on May 29, 2007, at 12.30 hours at Avenida Presidente Balmaceda No.1398, the board of Directors of Inversiones Aguas Metropolitanas S.A. met with the attendance of the directors misters Joaquín Villarino, Herman Chadwick, Mario Marcel, Jaime Ravinet, Juan Antonio Guijarro and the alternate directors misters Josep Bagué, Pedro Buttazzoni, Albert Martínez, Xavier Amorós, Rodrigo Castro, Ignacio Guerrero and Juan Toro. Also is present the Chief Executive Officer, miss Marta Colet. The directors misters Angel Simón and Jean Louis Chaussade sent their apologies for their absence. The meeting was presided by Joaquín Villarino and Sebastián Oddo acted as the secretary. 4. MISCELLANEOUS. GRANTING AND REVOCATION OF POWERS I.- Granting of powers for Level 1 documentation. The Chief Executive Officer informed the meeting that on December 5, 2006, the Company presented, acting through the New York law firm, Simpson Thacher & Bartlett (“STB”), to the Securities and Exchange Commission (“SEC”) of the United States of America, a request for exception from registering its ADRs as established in Rule 12g3-2(b) under the Securities Exchange Act of 1934 (“the 1934 Act”). According to this rule, while the Company retains this exception it shall not be subject to the full reporting obligations of the 1934 Act or the obligations of the Sarbanes – Oxley Act of 2002, provided the Company does not decide (i) to have its shares quoted on an American stock exchange or (ii) to make a public stock offering in the United States of America. On December 18, 2006, the SEC sent a communication to STB informing its favourable decision to the above request for exception, under the registration number 35046. According to the respective regulation and in order to maintain the exception mentioned, the Company has to send periodically to the SEC, duly translated into English, or in certain cases by preparing an executive summary of it in that language, all the information required by Rule 12g3-2(b), consisting of that which the Company has reported to stock exchanges where its shares are traded, that which it has informed to its shareholders or that which is communicated to the public in general. Likewise, the Company should also keep permanently updated the list with the reporting requirements or obligations required under Chilean law. Should the Company not comply with the periodic reporting requirements to the SEC in accordance with Rule 12g3-2(b), it shall be subject to all the periodic information reporting obligations established in the 1934 Act, in case the number of holders of its ADRs in the United States of America exceed three hundred at any time. The Chief Executive Officer also informs that the Company wishes to increase the category of its ADRs issued in accordance with Regulation S of the Securities Act of 1933 to the Level 1 of ADRs, which implies the possibility of these being traded freely by investors in the so-called over-the-counter markets, which would imply a substantial increase in the liquidity of its ADRs. The Company therefore, together with the Depositary Bank (Bank of New York) (BONY), has to present to the SEC an ad hoc form called F-6. This form does not imply the definitive registration of the Company’s shares represented by ADRs nor imposes an obligation to register in the future provided it maintains its registration exemption under the above-mentioned Rule 12g3-2(b). Form F-6 is limited to attach the new agreement with BONY through an amendment to the Regulation S Deposit Agreement signed by the parties and the holders or potential holders of the ADRs on November 23, 2005, whose new text will be called “Amended and Restated Deposit Agreement” and the text of the ADR certificate of the Level 1 Program contained in its Exhibit A. The presentation of this Form F-6 to the SEC requires the signatures of the directors and principal executives of the Company or such persons may grant a special power to an attorney of the Company to sign the Form F-6 in its name and on its behalf, always provided (i) a signed copy of the special power is registered with the SEC; (ii) a certified copy of the board resolution granting the special power is registered with the SEC; (iii) the special power confers specific powers to the attorney to sign the Form F-6 and any amendment to it that is required in the future, and (iv) in the introduction to the Form F-6, reference is made to the special power granted to the Company’s attorney in order to sign it in its name and on its behalf. The Chairman explained to the directors the need to grant a special power to an attorney of the Company to sign in its name and its behalf each and every one of the documents necessary that should be presented to the SEC to obtain the Level 1 ADR Program, consisting of the amendment to the Deposit Agreement of November 23, 2005 through a new contract called “Amended and Restated Deposit Agreement” and the mentioned Form F-6. The special power should be granted to the attorney of the Company and specifically include the power to agree and sign future amendments of the Form F-6 and the Deposit Agreement to the degree that these are necessary and/or required by the SEC or the Depositary Bank. The board unanimously agreed to grant to the Chief Executive Officer of the Company, miss Marta Colet Gonzalo, and the Vice Chairman, mister Joaquín Villarino Herrera, the special power described by the Chairman in the preceding paragraph so that either of them, jointly or separately, may sign and grant the amendment of the Deposit Agreement of November 23, 2005 and the Form F-6, including the power to agree future amendments to such documents as they are necessary and/or required by the SEC or the Depositary Bank. 5.- DRAWING UP IN PUBLIC DEED. The board unanimously agreed to authorize the Chief Executive Officer of the Company, miss Marta Colet Gonzalo, and the Vice Chairman, mister Joaquín Villarino Herrera, so that, acting jointly or separately at any time, they may draw up in public deed all or part of the minutes of this board of Directors meeting and may also insert them wholly or partly in other public deeds. Joaquín Villarino, Chairman, Herman Chadwick, Director, Mario Marcel, Director, Jaime Ravinet, Director, Juan Antonio Guijarro, Director, Josep Bagué, Alternate Director, Pedro Buttazzoni, Alternate Director, Albert Martínez, Alternate Director, Xavier Amorós, Alternate Director, Rodrigo Castro, Alternate Director, Ignacio Guerrero, Alternate Director, Juan Toro, Alternate Director, Marta Colet, Chief Executve Officer. The signatories below certify that misters Juan Antonio Guijarro, Xavier Amorós, Josep Bagué and Albert Martínez, although not physically present, attended and participated simultaneously and permanently in the meeting through video conference and that mister Mario Marcel did so through a telephonic connection. Santiago, May 29, 2007. Joaquín Villarino, Chairman, Sebastián Oddo, Secretary”.- In accordance with the original text contained in the pertinent Minutes Book which I have seen. In witness whereof and after reading, the appearing parties and the certifying Notary sign. Copies are given. I attest.

_________________

Marta Colet Gonzalo

I/D Card 22.390.117-4